EXHIBIT 99.1

                            GLIMCHER REALTY TRUST

                             AUTHORIZATION FORM

              DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN

                 Please Read Carefully - This is Not a Proxy


I/we hereby appoint Harris Trust and Savings Bank or any successor bank or trust company (the "Agent") as may from time to time be designated by Glimcher Realty Trust (the "Company") as my/our agent to act in accordance with and subject to the terms and conditions of the Distribution Reinvestment and Share Purchase Plan of the Company, as amended (the "Plan"). I/we hereby represent that I/we have received and reviewed the Prospectus dated December 24, 1997 relating to the Plan (the "Prospectus"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Prospectus.

TO ENROLL - Check "I" or "II" under "Distribution Reinvestment Program" and/or "I" or "II" under "Share Purchase Program". If no box is checked, option "I" under "Distribution Reinvestment Program" will be deemed to have been selected. If your Common Shares are held by a bank, broker or other nominee, you do not have to complete this Authorization Form. Please ask your bank, broker or other nominee to enroll you in the Plan.

[ ] As a NEW investor, I/we hereby enroll in the Share Purchase Program by making an initial optional cash payment as set forth under "Share Purchase Program" below. (As a NEW investor, you must complete Annex A hereto).

[ ] As an existing participant in the Plan, I/we wish to make an optional cash payment as set forth under "Share Purchase Program" below, or change my investment election as set forth under "Distribution Reinvestment Program" below.


DISTRIBUTION REINVESTMENT PROGRAM

[ ] I. Full Distribution Reinvestment. I/we hereby authorize the Company to pay to the Agent for my/our account all cash distributions payable to me/us on (i) all of the common shares of beneficial interest, $0.01 par value per share, of the Company (the "Common Shares") registered in my/our name(s) and
(ii) all limited partnership interests of Glimcher Properties Limited Partnership (the "OP Units") registered in my/our name(s). I/we hereby authorize the Agent, as my/our agent, to apply all of my/our cash distributions it receives with respect to such Common Shares and OP Units to the purchase of full and fractional Common Shares.

[ ] II. Partial Distribution Reinvestment. I/we hereby authorize the Company to pay to the Agent for my/our account all cash distributions payable to me/us on (i) _________ Common Shares registered in my/our name(s) and (ii) ______________ OP Units registered in my/our name(s). I/we hereby authorize the Agent, as my/our agent, to apply all of my/our cash distributions it receives with respect to such Common Shares and OP Units to the purchase of full and fractional Common Shares.


SHARE PURCHASE PROGRAM

[ ] I. Optional Cash Payments of $100 to $3,000 per Calendar Quarter. I/we wish to invest in Common Shares by making an optional cash payment of __________ in United States dollars to the Agent for my/our account under the Share Purchase Program. (Optional cash payments in excess of $3,000 per calendar quarter may be made by a participant only upon such participant's submission to the Company of a completed and signed Request for Waiver and the Company's grant of a waiver of limitations relating to such optional cash payments). I/we hereby direct the Agent to purchase Common Shares with such optional cash payment. I/we hereby direct the Agent to enroll in the Distribution Reinvestment Program [ ](a) all; [ ](b) none; [ ](c) __________ of the Common Shares to be purchased. (Please check box "a", "b" or "c" and specify the applicable number of Common Shares to be enrolled if box "c" is checked. If none of boxes "a", "b" or "c" is checked, box "a" will be deemed to have been selected). I/we hereby authorize the Agent, as my/our agent, to apply such payments to the purchase of full and fractional registered Common Shares.

[ ] II. Optional Cash Payments of in Excess of $3,000 per Calendar Quarter. I/we wish to invest in Common Shares by making an optional cash payment of __________ in United States dollars to the Agent for my/our account under the Share Purchase Program. I/we hereby direct the Agent to purchase Common Shares with such optional cash payment. I/we have submitted to the Company a completed and signed Request for Waiver and the Company has granted a waiver of the limitations relating to this optional cash payment. I/we hereby direct the Agent to enroll in the Distribution Reinvestment Program [ ](a) all; [ ](b) none; [ ](c) __________ of the Common Shares to be purchased. (Please check box "a", "b" or "c" and specify the applicable number of Common Shares to be enrolled if box "c" is checked. If none of boxes "a", "b" or "c" is checked, box "a" will be deemed to have been selected). I/we hereby authorize the Agent, as my/our agent, to apply such payments to the purchase of full and fractional registered Common Shares.

____________________________________________________________________________

IF YOU CHECKED "I" OR "II" UNDER "SHARE PURCHASE PROGRAM", PLEASE NOTE THE
FOLLOWING:

Participants in the Plan are not obligated to participate in the Share Purchase Program. Participants in the Share Purchase Program may invest in Common Shares by making optional cash payments whether or not a distribution is declared. The same optional cash payment amount need not be sent each time, and there is no obligation to make an optional cash payment in any calendar quarter.

Each optional cash payment is subject to a minimum per month purchase limit of $100 and a maximum per calendar quarter purchase limit of $3,000 (unless such limit has been waived by the Company). Optional cash payments in excess of $3,000 per calendar quarter may be made by a participant only upon such participant's submission to the Company of a completed and signed Request for Waiver and the Company's grant of a waiver of limitations relating to such optional cash payments. Generally, optional cash payments of less than $100 and that portion of any optional cash payment which exceeds the maximum calendar quarterly purchase limit of $3,000 (unless such limit has been waived by the Company) will be returned to participants without interest at the end of the relevant Pricing Period. There is no pre-established maximum limit applicable to optional cash payments that may be made pursuant to Accepted Requests for Waiver. Participants interested in obtaining further information about any optional cash payments proposed to be made pursuant to a Request for Waiver should contact William Cornely, Senior Vice President and Chief Financial Officer of the Company, at (614) 621-9000. Grants of waivers will be made in the sole and absolute discretion of the Company.

An optional cash payment must be made by sending the Agent a check or money order (together with a completed and signed optional cash payment form), made payable to "Harris Trust and Savings Bank" or making a wire transfer to "Harris Trust and Savings Bank". Wire transfers may be used only if
approved verbally in advance by the Agent.   Optional cash payment forms may
be obtained at any time by written request to the Agent at the following address: Harris Trust and Savings Bank, Attention: Dividend Reinvestments, P.O. Box A 3309, Chicago, IL 60690, or by telephoning the Agent at: (800) 942-5909. Once a participant has enrolled in the Plan an optional cash payment form will be attached to each statement of account sent to you. Checks, money orders and optional cash payment forms should be mailed to Harris Trust and Savings Bank, Attention: Dividend Reinvestments, P.O. Box A 3309, Chicago, IL 60690.

Optional cash payments must be in United States dollars. Do not send cash. Checks and money orders are accepted subject to timely collection as good funds and verification of compliance with the terms of the Plan. Checks not drawn on a United States bank are subject to collection and collection fees and will be invested on the Investment Date when the Common Shares are issued or thereafter. Checks returned for any reason will not be resubmitted for collection. No interest will be paid by the Company or the Agent on optional cash payments held pending investment.

____________________________________________________________________________

Please return this Authorization Form, payment (if any) and the optional cash payment form (if any) to Harris Trust and Savings Bank, Attention:
Dividend Reinvestments, P.O. Box A 3309, Chicago, IL 60690. If the Common Shares of OP Units are registered in more than one name (e.g. joint tenants, trustees, etc.), all registered holders must complete and sign this Authorization Form.

___________________________________________
Please print full name(s) exactly as
Common Shares or OP Units are registered

___________________________________________
Signature

___________________________________________
Signature

___________________________________________
Date

___________________________________________
Social Security Number or
Tax Identification Number

                                                                     Annex A

____________________________________________________________________________

1.  ACCOUNT REGISTRATION
    Complete only one section:  Print clearly in capital letters.

    [ ] Individual or Joint Account


        ______________________
        Owner's Name


        Owner's Social Security No.             Owner's Date of Birth
        (used for tax reporting)            Month     Day         Year
        [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]       [ ][ ]   [ ][ ]   [ ][ ][ ][ ]
        ____________________________________________________________________


        ______________________
        Joint Owner's Name


        Joint Owner's Social Security No.      Joint Owner's Date of Birth
        (used for tax reporting)            Month     Day         Year
        [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]       [ ][ ]   [ ][ ]   [ ][ ][ ][ ]
        ____________________________________________________________________

        A joint account will be registered "Joint Tenants with Rights of Survivorship" unless you check a box below:

            [ ] Tenants in common
            [ ] Tenants by entirety
            [ ] Community property

____________________________________________________________________________

    [ ] Gift Transfer To a Minor (UGMA/UTMA)

        ______________________
        Custodian's Name


        ______________________
        Minor's Name


        Minor's Social Security No.             Minor's Date of Birth
        (used for tax reporting)            Month     Day         Year
        [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]       [ ][ ]   [ ][ ]   [ ][ ][ ][ ]

____________________________________________________________________________

    [ ] Trust  (Please check only one of the trustee types)

        [ ] Individual As Trustee


        [ ] Organization As Trustee


            ________________________________________________________________
            Trustee:   Individual or Organization Name


            ________________________________________________________________
            Co-Trustee's Name


        ____________________________________________________________________
        Name of Trust


        ____________________________________________________________________
        For the Benefit Of


        ____________________________________________________________________

        Trust Taxpayer Identification No.         Date of Trust
                                            Month     Day         Year
        [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]       [ ][ ]   [ ][ ]   [ ][ ][ ][ ]


    [ ] Organization or Business Entity (Please check only one of the organization or business entity types):

        [ ] Corporation         [ ] Partnership         [ ]  Other

        ____________________________________________________________________
        Name of Organization or Business Entity


        Organization Taxpayer Identification No.

        [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]

____________________________________________________________________________

2.  ADDRESS

        _________________________________________________________________
        Mailing Address (Including Apartment or Box Number)

        _________________________________________________________________
        City        State       Zip

        (___) _____-_____               (___) ____-____
        Home Phone                      Work Phone


        For Mailing Address Outside the United States:

        _________________________________________________________________
        County of Residence        Province       Routing or Postal Code

____________________________________________________________________________

3.  ACCOUNT AUTHORIZATION SIGNATURE (required)

    [ ] Request For Taxpayer Identification Number (Substitute Form W-9)

        I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that (1) the taxpayer identification number in Section 1 is correct (or I am waiting for a number to be issued to me) and (CROSS OUT THE FOLLOWING IF NOT TRUE) (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or
        (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

    [ ] Certificate of Foreign Status (Substitute Form W-8)

        I am an exempt foreign citizen. I certify, under penalties of perjury, that for distributions, I am not a U.S. citizen or resident alien (or I am filing for a foreign corporation, partnership, estate, or trust) and I am an exempt foreign person. I have entered in Section 2 the country where I reside permanently for income-tax purposes.

    [ ] For Organizations and Business Entities Exempt From Backup
        Withholding

        I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

__________________________________  ________________________________________
 Signature                          Date



__________________________________  ________________________________________
 Signature                          Date